UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2009

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2009, the Compensation Committee of the Board of Directors of Alliance Data Systems Corporation (the "Company") approved an offer of employment to Charles L. Horn, effective December 7, 2009, with the title of Executive Vice President, Chief Financial Officer of the Company and of ADS Alliance Data Systems, Inc., as a member of the executive committee of management reporting to the Chief Executive Officer of the Company, and, as such, to be designated a Section 16 Officer of the Company, pursuant to the terms of an offer letter between Mr. Horn and the Company dated November 16, 2009. Mr. Horn will be paid an annual base salary of $450,000 and an annual cash incentive compensation target of 100% of annual base salary. Mr. Horn will be awarded time-based restricted stock units valued at $300,000 on December 21, 2009, which award will vest over three years; 33% on the first and second anniversary of the date of grant and 34% on the third anniversary of the date of grant, provided that Mr. Horn is employed by the Company on each such vesting date. Mr. Horn will be eligible to participate in the Company's executive long term incentive program for 2010.

A copy of the press release announcing Mr. Horn's position as the Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release announcing new CFO

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

December 1, 2009	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing new CFO